Exhibit 10.4

NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNDER CIRCUMSTANCES THAT WOULD RESULT IN A VIOLATION OF SUCH LAWS. THIS NOTE IS SUBJECT TO FURTHER RESTRICTIONS ON TRANSFER AS SET FORTH IN THIS NOTE.

PROMISSORY NOTE

U.S. $150,000.00	Dated: October 27, 2021

FOR VALUE RECEIVED, the undersigned, SANUWAVE Health, Inc., a Nevada Corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of A. Michael Stolarski (the "Lender"), the principal sum of ONE HUNDRED FIFTY THOUSAND UNITED STATES DOLLARS (U.S. $150,000.00) on June 30, 2022.

This Note is expressly subordinate and junior in right of payment and collection to the secured promissory notes issued pursuant to that certain Note and Warrant Purchase and Security Agreement (the "NWPSA") dated as of August 6, 2020 by and among NH Expansion Credit Fund Holdings, LP, the Borrower and the other parties thereto, as more particularly described in, and subject to the te1ms and conditions of, that certain Subordination Agreement dated as of the date hereof, by and between Agent and the Holder. The Borrower has provided a true and complete copy of the NWPSA to the Lender on the date hereof.

Section 1.        Definitions. The following terms when used herein shall have the following meanings:

"Default" means any Event of Default (as defined in Section 6) or any event or condition that constitutes or, with notice or lapse of time or both would constitute, an Event of Default.

"GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

"Guarantor" means any guarantor hereof.

"Guaranty" means any guaranty hereof provided by a Guarantor.

"Indebtedness" means any indebtedness or obligation for borrowed money, the deferred purchase price of property or leases which would be capitalized in accordance with GAAP, any reimbursement and other obligations in respect of letters of credit and surety or performance bonds, and all net obligations in respect of derivative products; and any liability as a surety, guarantor, accommodation party or otherwise for or upon the indebtedness or obligation of any other Person of the nature described above.

"Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien (statutory or other), or other preferential arrangement (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any agreement to give any security interest).

"Loan Document" means this Note, each Guaranty and each document executed by Borrower or any Guarantor and delivered to Lender in connection with or pursuant to any of the foregoing.

"Material Adverse Effect" on any Person means a material adverse effect on the operations, properties, business or condition (financial or otherwise) of such Person.

"Person" means an individual, corporation, partnership, limited liability company, joint trust, unincorporated organization or any other entity of whatever nature, including any governmental agency or authority.

"Subsidiary" means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock or other equity interest is owned directly or indirectly by any Person or one or more of the other Subsidiaries of such Person or a combination thereof. Unless otherwise defined or the context otherwise  requires, all  accounting  terms used herein shall be construed, and all accounting detern1inations and computations required hereunder shall be made, in accordance with GAAP, consistently applied.

Section 2.        Payments. (a) Interest. (i) The Borrower further promises to pay interest on the outstanding principal amount of this Promissory Note (this "Note") from the date hereof until maturity, in arrears, at maturity, at the rate of 15% (Fifteen percent) per annum.

(ii)          In the event that any amount of principal or interest, or any other amount payable hereunder, is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal, interest or other amount, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum which is 3% higher than the rate of interest set forth above; provided that payment of any such interest at such rate shall not constitute a waiver of any Event of Default and shall be without prejudice to the right of the Lender to exercise any of its rights and remedies hereunder. All computations  of  interest  shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(b)          Prepayment. (i) The Borrower may, at any time and from time to time, prepay the outstanding amount hereof in whole or in part, without premium or penalty.

(ii)          Together with any prepayment hereunder, the Borrower shall pay accrued interest to the date of such prepayment on the principal amount prepaid.

(c)          The Borrower agrees to make all payments under this Note without setoff or deduction and regardless of any counterclaim or defense.

(d)          In no event shall the Borrower be obligated to pay the Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law.

Section 3.        Representations and Warranties. The Borrower represents and warrants to the Lender that:

(a)          The Borrower is duly organized or formed, as the  case may  be, validly  existing  and  in good standing  under the  laws of the jurisdiction  of its incorporation  or formation,  and  has all requisite power and authority to execute, deliver and perform its obligations under this Note and the other Loan Documents to which  it is a party.   Each of the Borrower  and  its Subsidiaries  is qualified  to do business and is in good standing in each jurisdiction in which the failure so to qualify or be in good standing would cause a  Material  Adverse  Effect on the Borrower and  its Subsidiaries  taken  as a whole, and  has all requisite power and authority to own its assets and carry on its business.

(b)          The execution, delive1y and performance by the Borrower of this Note have been duly authorized by all necessary action of the Borrower and do not and will not (i) contravene the terms of the articles or ce1iificate of incorporation, or bylaws, or other applicable organizational documents, of the Borrower, or result in a breach of or constitute a default under any material lease, instrument, contract or other agreement to which the Borrower is a party or by which it or its properties may be bound or affected; or (ii) violate any provision of any law, rule, regulation, order, judgment, decree or the like binding on or affecting the Borrower.

(c)          This Note constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

Section 4.        Affirmative Covenants. So long as any amount payable by the Borrower hereunder shall remain unpaid, the Borrower shall cause each of its Subsidiaries to take any action reasonably requested by the Lender to carry out the purpose and intent of this Note and the other Loan Documents.

Section 5.        Events of Default. Any of the following events which shall occur shall constitute an "Event of Default":

(a)          The Borrower shall fail to pay when due any amount of principal or interest hereunder or other amount payable hereunder, and, in the case of any non-payment of any amount other than principal, the continuation of such failure for five days.

(b)          The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 4.

(c)          The Borrower shall fail to perform or observe any other obligation of Borrower contained in any Loan Document and any such failure shall remain unremedied for a period of 15 days from the occurrence thereof (unless the Lender determines that such failure is not capable of remedy).

(d)          (i) The Borrower, any Guarantor or any of their respective Subsidiaries shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors, (ii) the Borrower, any Guarantor or any such Subsidiary shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the "Bankruptcy Code") or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against the Borrower, any Guarantor or any such Subsidiary pursuant to the Bankruptcy Code or any such other state or federal law, (iii) the Borrower, any Guarantor or any such Subsidiary shall be adjudicated a bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of the Borrower's, any Guarantor's or any such Subsidiary's property, or shall take any action to authorize any of the actions or events set forth above in this Section 5(d), (iv) an involuntary petition seeking  any of the relief specified  in this Section 5(d) shall be filed against the BoITower, any Guarantor or any such Subsidia1y and shall not be dismissed within 30 days, or (v) any order for relief shall be entered against the Bo1rnwer, any Guarantor or any such Subsidiary in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this Section 5(d).

(e)          The Borrower, any Guarantor or any of their respective Subsidiaries shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by this Note, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the foregoing actions or events.

Section 6.        Remedies. If any Event of Default shall occur and be continuing, the Lender may (i) by notice to the Borrower, declare the entire unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be forthwith due and payable, whereupon all unpaid principal under this Note, all such accrued interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Lender's rights and remedies under the Loan Documents, and proceed to enforce all other rights and remedies available to the Lender under applicable law.

Section 7.        Miscellaneous. (a) No amendment or waiver of any provision of this Note or any other Loan Document, nor any consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)          All notices and other communications provided for under any Loan Document shall, unless otherwise stated herein, be in writing (including by facsimile) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to the following addresses or facsimile numbers (or at or to such other address or facsimile number as shall be designated by Borrower or Lender to such other party):

If to the Lender:	[_______________]
[_______________]
[_______________]
[_______________]

If to the Borrower:	[_______________]
[_______________]
[_______________]
[_______________]

All such notices and communications shall be effective (i) if delivered by hand, sent by ce1tified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by facsimile transmission, when sent.

(c)          This Note and the other Loan Documents reflect the entire agreement between Borrower and Lender with respect to the matters set forth therein and supersede any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.

(d)          No failure on the part of the Lender to exercise, and no delay in exercising, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Note and the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to the Lender.

(e)          Time is of the essence for the performance of each and every obligation Under this Note and the other Loan Documents.

(f)          Whenever possible, each provision of this Note and the other Loan Documents shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Note or any other Loan Document shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Note, or the validity or effectiveness of such provision in any other jurisdiction.

(g)          This Note and each other Loan Document shall be binding upon, inure to the benefit of and be enforceable by the Borrower, the Lender and their respective successors and assigns.

(h)          The Borrower will maintain a register in which it will record the initial ownership of this Note and any changes in ownership of this Note which occur as permitted by and in compliance with the terms hereof.

(i)          The Borrower shall not have the right to assign its rights and obligations hereunder or any interest herein or therein without the prior written consent of the Lender. The Lender may sell, assign, transfer or grant participations in all or any portion of the Lender's rights and obligations hereunder. In the event of any such assignment, upon notice thereof to the Borrower, the assignee shall be deemed the "Lender" for all purposes of this Note and any other documents and instruments relating hereto with respect to the rights and obligations assigned to it. The Borrower agrees that in connection with any such grant or assignment, the Lender may deliver to the prospective participant or assignee financial statements and other relevant information relating to the Borrower and its Subsidiaries.

(i)           (i) THIS NOTE AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. (ii) THE BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OTHER LOAN DOCUMENT.

(k)          The Borrower hereby (i) submits to the non-exclusive jurisdiction of the courts of the State of Delaware and the Federal courts of the United States sitting in the State of Delaware for the purpose of any action or proceeding arising out of or relating to this Note and any other Loan Document, (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waives (to the extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law. Nothing herein shall limit the right of the Lender to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

IN WITNESS WHEREOF, the Borrower has duly executed this Note, as of the date first above written.

SANUWAVE HEALTH, INC.

By	/s/ Kevin Richardson
	Name:	Kevin Richardson
	Title:	CEO